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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                           TEXAS GENCO HOLDINGS, INC.

         (Adopted and Amended by Resolution of the Board of Directors on
                                December 2, 2002)

         The following Amended and Restated Bylaws (these "Bylaws"), adopted by the Board of Directors of Texas Genco Holdings, Inc., a Texas corporation (the "Company"), as of the date first written above, shall govern the management and affairs of the Company, except as the same may be amended from time to time in accordance with the provisions herein and except as the same may conflict with the Articles of Incorporation of the Company (as amended from time to time, the "Articles of Incorporation") or any provisions of the Texas Business Corporation Act, as amended (the "TBCA"):


                                    ARTICLE I

                                  CAPITAL STOCK

         Section 1. Share Ownership. Shares for the capital stock of the Company may be certificated or uncertificated. Owners of shares of the capital stock of the Company shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Company. Any certificates representing such shares shall be signed by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or a Vice President and either the Corporate Secretary or an Assistant Corporate Secretary and shall be sealed with the seal of the Company, which signatures and seal may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer at the date of its issuance.

         Section 2. Shareholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of capital stock or other security of the Company. The Company may be its own transfer agent if so appointed by the Board of Directors. The Company shall be entitled to treat the holder of record of any shares of capital stock of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.


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         Section 3. Transfer of Shares. The shares of the capital stock of the
Company shall be transferable in the share transfer records of the Company by the holder of record thereof, or his duly authorized attorney or legal representative. All certificates representing shares surrendered for transfer, properly endorsed, shall be canceled and new certificates for a like number of shares shall be issued therefor. In the case of lost, stolen, destroyed or mutilated certificates representing shares for which the Company has been requested to issue new certificates, new certificates or other evidence of such new shares may be issued upon such conditions as may be required by the Board of Directors or the Corporate Secretary or an Assistant Corporate Secretary for the protection of the Company and any transfer agent or registrar. Uncertificated shares shall be transferred in the share transfer records of the Company upon the written instruction originated by the appropriate person to transfer the shares.

         Section 4. Shareholders of Record and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period of not more than sixty days, and in the case of a meeting of shareholders not less than ten days, immediately preceding the meeting, or it may fix in advance a record date for any such determination of shareholders, such date to be not more than sixty days, and in the case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of shareholders shall be held at the registered office of the Company, in the City of Houston, Texas, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

         Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or as may otherwise be stated in the notice of the meeting. Failure to designate a time for the


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annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Company.

         Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Corporate Secretary or the Board of Directors. In addition, special meetings of shareholders shall be called by the President or the Corporate Secretary of the Company on the written request of the holders of shares of outstanding capital stock of the Company constituting at least the percentage of outstanding shares of capital stock of the Company entitled to vote at such meeting that the Articles of Incorporation specify as the minimum percentage necessary to call a special meeting of the shareholders (or in the absence of such specification, the minimum percentage necessary to call a special meeting that the TBCA specifies). Such request shall (a) state the purpose or purposes of that meeting and the matters proposed to be acted on at that meeting, (b) the name and address, as they appear on the Company's books and records, of the shareholder proposing such business, (c) evidence reasonably satisfactory to the Corporate Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of capital stock of the Company of which such shareholder is the beneficial owner, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (e) a representation that such shareholder intends to appear in person or by proxy at the special meeting to bring such business before the meeting. Upon receipt of such request and any related notice required by these Bylaws, the Board of Directors shall set a date for the special meeting, set a record date in accordance with Section 4 of Article I, and shall cause an appropriate officer of the Company to give the notice required under Section 4 of this Article II.

         Section 4. Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called (which may include, in the case of any special meeting called at the written request of shareholders pursuant to the provisions of Section 3 of this Article II, any purpose or purposes (in addition to the purpose or purposes stated by the requesting shareholders pursuant to Section 3 of this Article II) as the Board of Directors may determine), shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Corporate Secretary or the officer or person calling the meeting to each shareholder of record entitled to vote at such meetings. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid.

         Any notice required to be given to any shareholder, under any provision of the TBCA, the Articles of Incorporation or these Bylaws, need not be given to a shareholder if notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such


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person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Company a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         Section 5. Voting List. The officer or agent having charge of the share transfer records for shares of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.

         Section 6. Voting; Proxies. Except as otherwise provided in the Articles of Incorporation or as otherwise provided in the TBCA, each holder of shares of capital stock of the Company entitled to vote shall be entitled to one vote for each share outstanding in his name on the records of the Company, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power. At each election of directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more directors.

         Section 7. Quorum and Vote of Shareholders. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. With respect to each matter other than the election of directors as to which no other voting requirement is specified by law, the Articles of Incorporation or in this
Section 7 or in Article VII of these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the shareholders. With respect to a matter submitted to a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of The New York Stock Exchange, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting at which a quorum is present shall be the act of the shareholders, provided that approval of such matter shall also be conditioned on any more restrictive requirement of such shareholder approval policy, Rule 16b-3


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or Internal Revenue Code provision, as applicable, being satisfied. With respect to the approval of independent public accountants (if submitted for a vote of the shareholders), the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

         Section 8. Presiding Officer and Conduct of Meetings. The Chairman of the Board, if there is one, or in his absence, the Chief Executive Officer, if there is one, or in his absence, the President shall preside at all meetings of the shareholders or, if such officers are not present at a meeting, by such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Company present at the meeting. The Corporate Secretary of the Company, if present, shall act as secretary of each meeting of shareholders; if he is not present at a meeting, then such person as may be designated by the presiding officer shall act as secretary of the meeting. Meetings of shareholders shall follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting of shareholders and the determination of procedure and rules shall be within the absolute discretion of the officer presiding at such meeting (the "Chairman of the Meeting"), and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules. Accordingly, in any meeting of shareholders or part thereof, the Chairman of the Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

                  (a) If disorder should arise which prevents continuation of the legitimate business of meeting, the Chairman of the Meeting may announce the adjournment of the meeting; and upon so doing, the meeting shall be immediately adjourned.

                  (b) The Chairman of the Meeting may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

                  (c) A resolution or motion proposed by a shareholder shall only be considered for vote of the shareholders if it meets the criteria of Article II, Section 9 (Proper Business - Annual Meeting of Shareholders) or Article II, Section 10 (Proper Business - Special Meeting of Shareholders), as the case may be. The Chairman of the Meeting may propose any resolution or motion for vote of the shareholders.

                  (d) The order of business at all meetings of shareholders shall be determined by the Chairman of the Meeting.

                  (e) The Chairman of the Meeting may impose any reasonable limits with respect to participation in the meeting by shareholders, including, but not limited to, limits on the amount of time taken up by the remarks or questions of any shareholder, limits on the number of questions per shareholder and limits as to the subject matter and timing of questions and remarks by shareholders.

                  (f) Before any meeting of shareholders, the Board of Directors may appoint three persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the


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         Meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting of the shareholders and the number of such inspectors shall be three. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the Meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill such vacancy.

                  The duties of the inspectors shall be to:

                           (i) determine the number of shares outstanding and
                  the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots;

                           (ii) receive votes or ballots;

                           (iii) hear and determine all challenges and questions
                  in any way arising in connection with the vote;

                           (iv) count and tabulate all votes;

                           (v) report to the Board of Directors the results
                  based on the information assembled by the inspectors; and

                           (vi) do any other acts that may be proper to conduct
                  the election or vote with fairness to all shareholders.

                  Notwithstanding the foregoing, the final certification of the results of the election or other matter acted upon at a meeting of shareholders shall be made by the Board of Directors.

         All determinations of the Chairman of the Meeting shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least a majority of the voting power of the shares of capital stock of the Company entitled to vote in the election of directors held by shareholders present in person or represented by proxy at such meeting.

         Section 9. Proper Business - Annual Meeting of Shareholders. At any annual meeting of shareholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the meeting. To be properly brought before an annual meeting of shareholders, business (other than business relating to (i) any nomination or removal of directors, which are governed by Article III, Sections 2 and 8 hereof, or (ii) any alteration, amendment or repeal of the Bylaws or any adoption of new Bylaws, which is governed by Article VII hereof) must (a) be specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise be properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof) or (c) otherwise (i) be properly requested to be brought before the meeting by a shareholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this Section 9 and (ii) constitute a proper subject to be brought before such


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meeting. For business to be properly brought before an annual meeting of shareholders, any shareholder who intends to bring any matter (other than a matter relating to (i) any nomination or removal of directors, which are governed by Article III, Sections 2 and 8 hereof, or (ii) any alteration, amendment or repeal of the Bylaws or any adoption of new Bylaws, which is governed by Article VII hereof) before an annual meeting of shareholders and is entitled to vote on such matter must deliver written notice of such shareholder's intent to bring such matter before the annual meeting of shareholders, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Company. Such notice must be received by the Corporate Secretary not less than ninety days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than 180 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which the Company first makes public announcement of the date of such meeting by
(A) a mailing to shareholders, (B) a press release or (C) a filing with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 14(a) of the Exchange Act. In no event shall the public disclosure of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above.

         To be in proper written form, a shareholder's notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting of shareholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books and records, of the shareholder proposing such business, (c) evidence reasonably satisfactory to the Corporate Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of capital stock of the Company of which such shareholder is the beneficial owner,
(d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names and the number of shares beneficially owned by them) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at an annual meeting of shareholders except in accordance with the procedures set forth in this Section 9. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act. When used in these Bylaws, "person" has the meaning ascribed to such term in Section 2(a)(2) of the Securities Act of 1933, as amended, as the context may require.

         Within thirty days after such shareholder shall have submitted the aforesaid items, the Corporate Secretary or the Board of Directors of the Company shall determine whether the proposed business has been properly requested to be brought before the annual meeting of shareholders and shall notify such shareholder in writing of its determination. If such shareholder fails to submit a required item in the form or within the time indicated, or if the Corporate Secretary or the Board of Directors of the Company determines that the proposed business otherwise has not been properly requested, then such proposal by such shareholder shall not be voted upon by the shareholders of the Company at such annual meeting of shareholders.


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The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal made by a shareholder of the Company pursuant to this Section 9 was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

         Nothing in this Section 9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors or the Company.

         Section 10. Proper Business - Special Meeting of Shareholders. At any special meeting of shareholders, only such business shall be conducted as shall have been stated in the notice of such meeting or shall otherwise have been properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof).

                                   ARTICLE III

                                    Directors

         Section 1. Number, Qualifications and Vacancies. (a) The business and affairs of the Company shall be managed by the Board of Directors. The initial Board of Directors shall be of the size and shall consist of the members specified in the Articles of Incorporation. Such initial Board of Directors shall manage the business and affairs of the Company until the earlier of the first annual meeting of shareholders or until the successor or successors to the members of such initial Board of Directors are duly elected and qualified. All subsequent Boards of Directors shall be elected by the shareholders of the Company. The number of directors on the Board of Directors may be increased or decreased from time to time by resolution of the Board of Directors, but no decrease in the number of directors by the Board of Directors shall have the effect of shortening the term of any incumbent director. Members of the Board of Directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified, or until the earlier of their death, resignation or removal.

         (a) Directors need not be shareholders of the Company, or residents of the State of Texas.

         (b) Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though less than a quorum of the entire Board; provided, however, that any directorship filled by the Board of Directors by reason of an increase in the number of directors may only be filled for a term of office continuing until the next election of one or more directors by the shareholders of the Company.

         Section 2. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any shareholder (each a "Nominator") entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Corporate Secretary of the Company as set forth in this Section 2. To be timely in connection


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with an annual meeting of shareholders, a Nominator's notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year's annual meeting, notice by the Nominator to be timely must be so delivered not earlier than 180 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which the Company first makes public announcement of the date of such meeting by (A) a mailing to shareholders, (B) a press release or (C) a filing with the Commission pursuant to Section 13(a) or 14(a) of the Exchange Act. To be timely in connection with any election of a director at a special meeting of the shareholders, a Nominator's notice, setting forth the name of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Company not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than forty-seven days' notice or prior public disclosure of the date of the special meeting of the shareholders is given or made to the shareholders, the Nominator's notice to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Corporate Secretary of the Company, that the Nominator is a shareholder of the Company and shall identify in writing (a) the name and address of the Nominator, (b) the number of shares of each class of capital stock of the Company owned beneficially by the Nominator, (c) the name and address of each of the persons with whom the Nominator is acting in concert, (d) the number of shares of capital stock beneficially owned by each such person with whom the Nominator is acting in concert, and (e) a description of all arrangements or understandings between the Nominator and each nominee and any other persons with whom the Nominator is acting in concert pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Exchange Act and (ii) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and that he is eligible for election as a member of the Board of Directors. Within thirty days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Corporate Secretary of the Company, the Corporate Secretary of the Company shall determine whether the evidence of the Nominator's status as a shareholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. The failure of the Corporate Secretary of the Company to find such evidence reasonably satisfactory, or the failure of the Nominator to submit the requisite information in the form or within the time indicated, shall make the person to be nominated ineligible for nomination at the meeting at which such person is proposed to be nominated. The presiding person at each meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act.


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         Section 3. Place of Meetings and Meetings by Telephone. Meetings of the
Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or similar communications equipment shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the principal office of the Company.

         Section 4. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. No notice of any kind to either existing or newly elected members of the Board of Directors for such annual or regular meetings shall be necessary.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Corporate Secretary of the Company or a majority of the directors then in office. Notice shall be sent by mail, facsimile or telegram to the last known address of the director at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. Quorum and Voting. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the number of directors fixed in the manner provided in these Bylaws as from time to time amended shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

         Section 7. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

         Section 8. Removal. Any director may be removed, either for or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. No proposal by a shareholder to remove a director of the Company shall be voted upon at a meeting of the shareholders unless such shareholder shall have delivered or mailed in a timely manner (as set forth in this Section 8) and in writing to the Corporate Secretary of the Company (a) notice of such proposal, (b) a statement of the grounds, if any, on which such director is proposed to be removed, (c) evidence, reasonably satisfactory to the Corporate Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of the capital stock of the Company beneficially owned by such shareholder, (d) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such shareholder is acting in concert, and of the number of shares of each class of the capital stock of the Company beneficially owned by each such beneficial owner, and (e) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Company (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the shareholders of the Company by the required vote as set forth in the Articles of Incorporation, such removal would not be in conflict with the laws of the State of Texas, the Articles of Incorporation or these Bylaws. To be timely in connection with an annual meeting of shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than 180 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which the Company first makes public announcement of the date of such meeting by (A) a mailing to shareholders, (B) a press release or (C) a filing with the Commission pursuant to Section 13(a) or 14(a) of the Exchange Act. To be timely in connection with the removal of any director at a special meeting of the shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than forty-seven days' notice or prior public disclosure of the date of the special meeting of shareholders is given or made to the shareholders, the shareholder's notice and other aforesaid items to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such shareholder shall have delivered the aforesaid items to the Corporate Secretary of the Company, the Corporate Secretary and the Board of Directors of the Company shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such shareholder in writing of their respective determinations. If such shareholder fails to submit a required item in the form or within the time indicated, or if the Corporate Secretary or the Board of Directors of the Company determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such shareholder may not be voted upon by the shareholders of the Company at such meeting of shareholders. The presiding person at each meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a proposal to remove a director of the Company was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

Beneficial ownership shall be determined as specified in accordance with Rule 13d-3 under the Exchange Act.

         Section 9. Executive and Other Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the full Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee, and one or more other committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by the TBCA, any such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, or as permitted by applicable law, including, without limitation, the power and authority to (a) authorize a distribution, (b) authorize the issuance of shares of the Company and (c) exercise the authority of the Board of Directors vested in it pursuant to Article 2.13 of the TBCA or such successor statute as may be in effect from time to time. Each duly-authorized action taken with respect to a given matter by any such duly-appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter.

         The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors cannot be delegated to a committee thereof under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. The Board of Directors shall name a chairman at the time it designates members to a committee. Each such committee shall appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 4 and 6 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

                                   ARTICLE IV

                                    Officers

         Section 1. Officers. The officers of the Company shall consist of a President and a Corporate Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint. The Board of Directors may delegate to the Chairman of the Board and/or the Chief Executive Officer the authority to appoint and remove additional officers and agents of the Company. Each officer shall hold office until his successor shall have been duly elected or appointed and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director.

         Section 2. Vacancies; Removal. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. Any officer of the Company may be removed at any time by the Board of Directors, whenever in its judgment the best interests of the Company will be served thereby, or, except in the case of an officer appointed by the Board of Directors, by the Chairman of the Board and/or the Chief Executive Officer on whom the power of removal is conferred by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 3. Powers and Duties of Officers. The officers of the Company shall have such powers and duties as generally pertain to their offices as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

                                    ARTICLE V

                                 Indemnification

         Section 1. General. The Company shall indemnify and hold harmless the Indemnitee (as this and all other capitalized words are defined in this Article V or in Article 2.02-1 of the TBCA), to the fullest extent permitted, or not prohibited, by the TBCA or other applicable law as the same exists or may hereafter be amended (but in the case of any such amendment, with respect to Matters occurring before such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). The provisions set forth below in this Article V are provided as means of furtherance and implementation of, and not in limitation on, the obligation expressed in this
Section 1.

         Section 2. Advancement or Reimbursement of Expenses. The rights of the Indemnitee provided under Section 1 of this Article V shall include, but not be limited to, the right to be indemnified and to have Expenses advanced (including the payment of expenses before final disposition of a Proceeding) in all Proceedings to the fullest extent permitted, or not prohibited, by the TBCA or other applicable law. In addition, to the extent the Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not named a defendant or respondent in the Proceeding, he shall be indemnified against all

Expenses actually and reasonably incurred by him or on his behalf in connection therewith. The Indemnitee shall be advanced Expenses, within ten days after any request for such advancement, to the fullest extent permitted, or not prohibited, by Article 2.02-1 of the TBCA; provided that the Indemnitee has provided to the Company all affirmations, acknowledgments, representations and undertakings that may be required of the Indemnitee by Article 2.02-1 of the TBCA.

         Section 3. Request for Indemnification. To obtain indemnification, the Indemnitee shall submit to the Corporate Secretary of the Company a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee. The Corporate Secretary of the Company shall promptly advise the Board of Directors of such request.

         Section 4. Determination of Request. Upon written request to the Company by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to an Indemnitee's entitlement thereto shall be made in accordance with Article 2.02-1 of the TBCA; provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by a Special Legal Counsel selected by the Board of Directors, unless the Indemnitee shall request that such determination be made in accordance with Article 2.02-1F (1) or (2). If entitlement to indemnification is to be determined by a Special Legal Counsel, the Company shall furnish notice to the Indemnitee within ten days after receipt of the claim of or request for indemnification, specifying the identity and address of the Special Legal Counsel. The Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Special Legal Counsel selected does not meet the requirements of a Special Legal Counsel as defined in Section 10 of this Article V, and the objection shall set forth with particularity the factual basis for that assertion. If there is an objection to the selection of the Special Legal Counsel, either the Company or the Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of a Special Legal Counsel selected by the Court. The Company shall pay any and all reasonable fees and expenses of the Special Legal Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article V upon submission of a request to the Company for indemnification, and thereafter the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by the Special Legal Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of the Special Legal Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

         Section 5. Effect of Certain Proceedings. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article V) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that (a) the Indemnitee did not conduct himself in good faith and in a manner which he reasonably believed, in the case of conduct in his official capacity as a director of the Company, to be in the best interests of the Company, or, in all other cases, that at least his conduct was not opposed to the Company's best interests, or
(b) with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

         Section 6. Expenses of Enforcement of Article. In the event that an Indemnitee, pursuant to this Article V, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to this Article V, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for the Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, the Indemnitee shall be entitled to indemnification under this Section 6 regardless of whether indemnitee ultimately prevails in such judicial adjudication.

         Section 7. Nonexclusive Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Article V shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, these Bylaws, agreement, insurance, arrangement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article V or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article V shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

         Section 8. Invalidity. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article V shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         Section 9. Indemnification of Other Persons. The Company may, by adoption of a resolution of the Board of Directors, indemnify and advance expenses to any other person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or Section 2 of this
Article V by reason of that person's Corporate Status to the same extent and subject to the same conditions (or to a lesser extent and/or with other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V.

         Section 10. Definitions. For purposes of this Article V:

                  "Change of Control" means a change in control of the Company occurring after the date of adoption of these Bylaws in any of the following circumstances: (a) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule

         14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (b) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (c) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (d) during any fifteen-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                  "Corporate Status" describes the status of a person as a director, officer, partner, venturer, proprietor, trustee, employee (including an employee acting in his Designated Professional Capacity), or agent or similar functionary of the Company or of any other foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise which such person is or was serving in such capacity at the request of the Company. The Company hereby acknowledges that unless and until the Company provides the Indemnitee with written notice to the contrary, the Indemnitee's service as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of an Affiliate of the Company shall be conclusively presumed to be at the Company's request. An Affiliate of the Company shall be deemed to be
         (a) any foreign or domestic corporation in which the Company owns or controls, directly or indirectly, 5% or more of the shares entitled to be voted in the election of directors of such corporation; (b) any foreign or domestic partnership, joint venture, proprietorship or other enterprise in which the Company owns or controls, directly or indirectly, 5% or more of the revenue interests in such partnership, joint venture, proprietorship or other enterprise; or (c) any trust or employee benefit plan the beneficiaries of which include the Company, any Affiliate of the Company as defined in the foregoing clauses (a) and (b) or any of the directors, officers, partners, venturers, proprietors, employees, agents or similar functionaries of the Company or of such Affiliates of the Company.

                  "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                  "Indemnitee" includes any officer or director of the Company who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or Section 2 of this Article V by reason of his Corporate Status.

                  "Matter" is a claim, a material issue, or a substantial request for relief.

                  "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution proceeding, investigation, administrative hearing and any other proceeding, whether civil, criminal, administrative, investigative or other, any appeal in such action, suit, arbitration, proceeding or hearing, or any inquiry or investigation, whether conducted by or on behalf of the Company, a subsidiary of the Company or any other party, formal or informal, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration, proceeding, investigation or hearing, except one initiated by an Indemnitee pursuant to Section 6 of this Article V.

                  "Special Legal Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (a) the Company or the Indemnitee in any matter material to either such party; (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder; or (c) the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities. Notwithstanding the foregoing, the term "Special Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights to indemnification under these Bylaws.

                  For the purposes of this Article V, an employee acting in his "Designated Professional Capacity" shall include, but not be limited to, a physician, nurse, psychologist or therapist, registered surveyor, registered engineer, registered architect, attorney, certified public accountant or other person who renders such professional services within the course and scope of his employment, who is licensed by appropriate regulatory authorities to practice such profession and who, while acting in the course of such employment, committed or is alleged to have committed any negligent acts, errors or omissions in rendering such professional services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral opinions to third parties).

         Section 11. Notice. Any communication required or permitted to the Company under this Article V shall be addressed to the Corporate Secretary of the Company and any such communication to the Indemnitee shall be addressed to the Indemnitee's home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail or courier delivery.

         Section 12. Insurance and Self-Insurance Arrangements. The Company may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any Indemnitee against any expense, liability or loss asserted against or incurred by such person, incurred by him in such a capacity or arising out of his Corporate Status as such a person, whether or not the Company would have the power to indemnify such person against such expense or liability. In considering the cost and availability of such insurance, the Company (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for any and all of (a) deductibles, (b) limits on payments required to be made by the insurer, or (c) coverage which may not be as comprehensive as that previously included in insurance purchased by the Company. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Company but may not be in the best interest of certain of the persons covered thereby. As to the Company, purchasing insurance with deductibles, limits on payments, and coverage exclusions is similar to the Company's practice of self-insurance in other areas. In order to protect the Indemnitees who would otherwise be more fully or entirely covered under such policies, the Company shall indemnify and hold each of them harmless as provided in Section 1 or Section 2 of this Article V, without regard to whether the Company would otherwise be entitled to indemnify such officer or director under the other provisions of this Article, or under any law, agreement, vote of shareholders or directors or other arrangement, to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) that prior policies of officer's and director's liability insurance held by the Company or its predecessors would have provided for payment to such officer or director. Notwithstanding the foregoing provision of this Section 12, no Indemnitee shall be entitled to indemnification for the results of such person's conduct that is intentionally adverse to the interests of the Company. This Section 12 is authorized by Section 2.02-1(R) of the TBCA as in effect on December 2, 2002, and further is intended to establish an arrangement of self-insurance pursuant to that section.

                                   ARTICLE VI

                            Miscellaneous Provisions

         Section 1. Inapplicability of Business Combination Law. The Company elects not to be governed by Part Thirteen of the TBCA (Article 13.01 et seq.) and successor provisions to such Part Thirteen.

         Section 2. Offices. The principal office of the Company shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same.

         Section 3. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Corporate Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 4. Seal. The Corporate Seal shall be circular in form, shall have inscribed thereon the name of the Company and may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 5. Separability. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

         Section 1. Vote Requirements. The Board of Directors and the shareholders of the Company shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws. Any alteration, amendment or repeal of the Bylaws or adoption of new Bylaws shall require: (a) the affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum, or (b) the affirmative vote of the holders of a majority of the shares entitled to vote on the matter and represented in person or by proxy at a meeting of the shareholders of the Company at which a quorum is present.

         Section 2. Shareholder Proposals. No proposal by a shareholder made pursuant to Section 1 of this Article VII may be voted upon at an annual meeting of shareholders unless such shareholder shall have delivered or mailed in a timely manner (as set forth in this Section 2) and in writing to the Corporate Secretary of the Company (a) notice of such proposal and the text of the proposed alteration, amendment or repeal, (b) evidence reasonably satisfactory to the Corporate Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of capital stock of the Company of which such shareholder is the beneficial owner, (c) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such shareholder is acting in concert, and the number of shares of each class of capital stock of the Company beneficially owned by each such beneficial owner, and (d) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Company, to the effect that the Bylaws (if any) resulting from the adoption of such proposal would not be in conflict with the Articles of Incorporation or the laws of the State of Texas. To be timely in connection with an annual meeting of shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than 180 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which the Company first makes public announcement of the date of such meeting by (A) a mailing to shareholders, (B) a press release or (C) a filing with the Commission pursuant to Section 13(a) or 14(a) of the Exchange Act.. In no event shall the public disclosure of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above.

         Within thirty days after such shareholder shall have submitted the aforesaid items, the Corporate Secretary or the Board of Directors of the Company shall determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such shareholder in writing of its determination. If such shareholder fails to submit a required item in the form or within the time indicated, or if the Corporate Secretary or the Board of Directors of the Company determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such shareholder may not be voted upon by the shareholders of the Company at such annual meeting of shareholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal by a shareholder of the Company made pursuant to Section 1 of this Article VII was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act.

         Nothing in this Section 2 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors or the Company.

         No proposal by a shareholder made pursuant to Section 1 of this Article VII shall be voted upon at a special meeting of shareholders unless such proposal has been stated in the notice of such special meeting or shall otherwise have been properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof).


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